Exhibit 99.1

January 31, 2012

Sean Shao

Address

Telephone

VIA EMAIL

To the Board and Management of Feihe International, Inc.:

I hereby resign from the board of directors as of the above date. There were no disagreements between myself and the board and management. Thank you.

Best regards,

/s/ Sean Shao